Exhibit 99.3

AVEEVA, INC.

FINANCIAL STATEMENTS

DECEMBER 31, 2007 AND 2006

ARMANINO MCKENNA LLP
Certified Public accountants & Consultants
12667 Alcosta Blvd., suite 500
San Ramon, CA 94583-4427
ph: 925.790.2600
fx: 925.790.2601
www.amllp.com

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors
Aveera, Inc.
Fremont, California

We have audited the accompanying balance sheets of Aveeva, Inc. as of December 31, 2007 and 2006, and the related statements of income, changes in stockholder’s equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing and opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basic, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Aveeva, Inc. as of December 31, 2007 and 2006, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

ARMANINO McKENNA LLP

May 14, 2008

AVEEVA, INC.
Balance Sheets
December 31, 2007 and 2006

	2007	2006
ASSETS
Current assets
Cash	$22,175	$8,684
Receivables
Trade receivables	5,303,746	2,818,392
Related party	100,755	137,854
Prepaid expenses and other current assets	163,121	77,514
Total current assets	5,589,797	3,042,444

Property and equipment, net	63,265	60,167
Other assets	-	25,000

Total assets	$5,653,062	$3,127,611

LIABILITIES AND STOCKHOLDERS’S EQUITY

Current liabilities
Accounts payable
Trade payables	$832,993	$523,847
Related party	2,097,525	1,729,378
Accrued liabilities	113,375	66,239
Total current liabilities	3,043,893	2,319,464

Stockholder’s equity
Capital stock, $1.00 par value 100 shares authorized, issued and outstanding at December 31, 2007 and 2006	100	100
Retained earnings	2,609,069	808,047
Total stockholder’s equity	2,609,169	808,147

Total liabilities and stockholder’s equity	$5,653,062	$3,127,611

The accompanying notes are an integral part of these financial statements.

AVEEVA, INC.
Statements of Income
For the Years Ended December 31, 2007 and 2006

	2007	2006

Consulting revenues	$22,439,019	$10,710,901

Costs of sales	17,533,827	9,048,162

Gross profit	4,905,192	1,662,739

Selling, general and administrative expenses	2,872,170	1,260,607

Net income	$2,033,022	$402,132

The accompanying notes are an integral part of these financial statements.

AVEEVA, INC.
Statements of Changes in Stockholder’s Equity
For the Years Ended December 31, 2007 and 2006

				Total
	Capital Stock		Retained	Stockholder’s
	Shares	Amount	Earnings	Equity

Balance, December 31, 2005	100	$100	$610,415	$610,615

Stockholder distributions	-	-	(204,500)	(204,500)

Net income	-	-	402,132	402,132

Balance, December 31, 2006	100	100	808,047	808,047

Stockholder distributions	-	-	(232,000)	(232,000)

Net income	-	-	2,033,022	2,033,022

Balance, December 31, 2007	100	$100	$2,609,069	$2,609,069

The accompanying notes are an integral part of these financial statements.

AVEEVA, INC.
Statements of Cash Flows
For the Years Ended December 31, 2007 and 2006

	2007	2006
Cash flows from operating activities
Net income	$2,033,022	$402,132
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	18,070	6,192
Changes in operating assets and liabilities
Trade receivables	(2,485,354)	(1,018,650)
Related party receivables	37,099	(76,984)
Prepaid expenses and other assets	(60,607)	(14,973)
Trade payables	309,146	397,765
Related party payables	368,147	531,762
Accrued liabilities	47,136	29,971
Net cash provided by operating activities	266,659	257,215

Cash flows from investing activities
Acquisition of property and equipment	(21,168)	(46,560)

Cash flows from financing activities
Stockholder distributions	-	(204,500)

Net change in cash	245,491	6,155

Cash, beginning of year	8,684	2,529

Cash, end of year	$254,175	$8,684

The accompanying notes are an integral part of these financial statements.

AVEEVA, INC.
Notes to Financial Statements
December 31, 2007 and 2006

1.	Summary of Significant Accounting Policies

Organization

Aveeva, Inc. (the "Company"), a Delaware corporation, was incorporated on May 5, 2003. The Company focuses on delivering the key aspects for successful software implementation, including detailed business requirements, software requirement specifications, test cases, and quality assurance measurement and monitoring.

The Company is a member of a group of related entities under common control. These entities provide resources to each other and charge a fee for these resources, and the Company's financial position and results of operations might be different if it was operated as a stand-alone entity.

Revenue recognition

Consulting revenues are recognized when they are realizable and earned.

Cash and cash equivalents

The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash.

The Company places its cash and temporary cash investments with high credit quality institutions. Periodically, such investments may be in excess of federally insured limits.

Accounts receivable

The Company extends credit to customers located primarily in the United States of America. The Company performs periodic credit evaluations of its customers and generally does not require collateral. Based on historical write-offs, overall economic conditions, and the current aging status of its customers, the Company has established an allowance for doubtful accounts at a level considered adequate to cover anticipated credit losses on outstanding trade accounts receivable. Accounts are monitored by management on an ongoing basis and are written-off by the Company when it has been determined that available collection avenues have been exhausted. The allowance for doubtful accounts was $63,885 and $23,885 at December 31, 2007 and 2006, respectively.

AVEEVA, INC.
Notes to Financial Statements
December 31, 2007 and 2006

1.	Summary of Significant Accounting Policies (continued)

Property and equipment

Property and equipment are stated at cost. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income. Depreciation for property and equipment is computed using straight-line over the estimated useful lives of 3 to 5 years. Leasehold improvements are depreciated over the lesser of the useful life of the asset or the lease term.

The Company periodically evaluates potential impairments of its long-lived assets, including identifiable intangible assets, in accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. The Company evaluates long-lived assets, including identifiable intangible assets, for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. Events or changes in circumstances that could result in an impairment review include, but are not limited to, significant underperformance relative to historical or projected future operating results, significant changes in the manner of use of the acquired assets or the strategy for the Company’s overall business and significant negative industry or economic trends. Impairment in recognized when the carrying amount of an asset exceeds its fair value. For the years ended December 31, 2007 and 2006, no impairment loss was recognized.

Fair value of financial instruments

The Company’s financial instruments, including cash, cash equivalents, short-term investments, accounts receivable, accounts payable, and accrued liabilities are carried at cost, which approximates their fair value because of the short-term maturity of these financial instruments.

Income taxes

S corporation tax status has been elected by the stockholder of the corporation. An S corporation is not a taxpaying entity. Any income or operating loss arising from the activities of the Company is reported, after appropriate adjustments, on the personal income tax returns of the stockholder. Because the Company is not a taxpaying entity, its financial statements are different from those of taxpaying entities. Specifically, the statements of operations have no provision for federal income tax expense that must be paid on income earned during the years.

AVEEVA, INC.
Notes to Financial Statements
December 31, 2007 and 2006

1.	Summary of Significant Accounting Policies (continued)

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of Amercia requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Uses of estimates include, but are not limited to, the allowance for doubtful accounts, useful lives, and computation of depreciation and amortization.

2.	Property and Equipment

Property and equipment consists of the following at December 31:

	2007	2006
Furniture and fixtures	$6,249	$6,249
Computer equipment	35,392	34,440
Office equipment	43,862	30,182
Software	6,536	-
	92,039	70,871
Accumulated depreciation	(28,774)	(10,704)

	$63,265	$60,167

Depreciation expense totaled $18,070 and $6,192 for the years ended December 31, 2007 and 2006, respectively.

3.	Operating Leases

The Company leases office space and equipment under long-term lease agreements expiring in 2008. Approximate future minimum obligations under these agreements at December 31, 2007 are as follows:

2008	$113,204

Rental expense for the years ended December 31, 2007 and 2006 totaled $488,795 and $73,471, respectively. The Company leases office facilities on a yearly periodic tenancy lease agreement from a related party that was renewed on July 1, 2007. Rent expense for these facilities was $156,000 and $16,000 for the years ended December 31, 2007 and 2006, respectively.

AVEEVA, INC.
Notes to Financial Statements
December 31, 2007 and 2006

4.	Commitments and Contingencies

From time to time, and in the normal course of business, the Company is party to various legal proceedings. While the Company vigorously defends itself in these proceedings, the outcome of litigation and other legal matters is always uncertain. However, based on the information presently available, management believes that the final outcome of all such proceedings should not have a material adverse effect on the Company’s results of operations, liquidity or financial position.

5.	Concentrations of Risk

During the years ended December 31, 2007 and 2006, one and two companies represented approximately 19% and 54% respectively, of the Company’s consulting income.

At December 31, 2007 and 2006, two customers represented approximately 40% and 55% respectively, of the Company’s accounts receivable.

6.	Related Party Transactions

The Company had amounts due from a related party totaling $100,755 and $137,854 at December 31, 2007 and 2006, respectively. Sales to the related party totaled $285,935 and $410,682 for the years ended December 31, 2007 and 2006, respectively.

The Company had amounts due to a related party totaling $2,097,525 and $1,729,378 at December 31, 2007 and 2006, respectively.